As filed with the Securities and Exchange Commission on July 29, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

T-3 ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0697390 (I.R.S. Employer Identification Number)
7135 Ardmore
Houston, Texas 77054
(Address of Principal Executive Offices)

T-3 ENERGY SERVICES, INC.
2002 STOCK INCENTIVE PLAN,
AS AMENDED AND RESTATED EFFECTIVE JUNE 14, 2010
(Full Title of the Plan)

Name, Address and Telephone	Copy of Communications to:
Number of Agent for Service:

Richard M. Safier General Counsel & Secretary T-3 Energy Services, Inc. 7135 Ardmore Houston, Texas 77054 (713) 996-4110	Douglas E. McWilliams Stephen M. Gill Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price per	Aggregate Offering	Amount of
Title of Securities to be Registered (1)	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $.001 per share	950,000	$24.40	$23,180,000	$1,653.00(3)

(1)	Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the 2002 Stock Incentive Plan, as amended and restated effective June 14, 2010.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low sale prices for the Common Stock on the Nasdaq Global Select Market on July 23, 2010, $24.40.

(3)	Pursuant to Rule 457(p), the registrant hereby offsets the registration fee required in connection with this Registration Statement by
$1,653.00 previously paid by the registrant with respect to unsold securities previously registered with the Securities and Exchange Commission on January 26, 2007 pursuant to the Registration Statement on Form S-3 (Registration No. 333-140254) (the “ Prior Registration Statement”). Pursuant to Rule 457(p), such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement and be available to be utilized to offset the filing fee due for this Registration Statement until five years from the initial filing date of the Prior Registration Statement.

Statement Under General Instruction E — Registration of Additional Securities
     This registration statement on Form S-8 (this “Registration Statement”) is being filed by T-3 Energy Services, Inc. (the “Registrant”) to register the offer and sale of an additional 950,000 shares of common stock, par value $.001 per share (“Common Stock”), reserved for issuance under the Registrant’s 2002 Stock Incentive Plan, as amended and restated effective June 14, 2010 (the “2002 Stock Incentive Plan”). The Registrant’s Board of Directors and stockholders duly approved these additional shares. Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Registrant’s registration statements on Form S-8, File Nos. 333-101266, 333-135155 and 333-161034, relating to the 2002 Stock Incentive Plan, including without limitation, periodic reports that the Registrant filed, or will file, after such Forms S-8 to maintain current information about the Registrant, are hereby incorporated by reference into this Registration Statement, except to the extent otherwise updated or modified by this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents, which have been filed with the Securities and Exchange Commission (“SEC”) by the Registrant are incorporated by reference into this Registration Statement:
•	Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 5, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on April 29, 2010;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 filed with the SEC on July 29, 2010;

•	Current Reports on Form 8-K filed with the SEC on May 11, 2010 and June 16, 2010; and

•	The description of the Registrant’s common stock contained in its Current Report on Form 8-K filed on November 12, 2002.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and be a part hereof from the dates of the filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8.	EXHIBITS

Exhibit Number	Description
4.1	T-3 Energy Services, Inc. 2002 Stock Incentive Plan, as amended and restated effective June 14, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 16, 2010).

*5.1	Opinion of Vinson & Elkins LLP.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Vinson & Elkins LLP. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 29th day of July, 2010.

T-3 ENERGY SERVICES, INC.
By:	/s/ Steven W. Krablin
Steven W. Krablin
President, Chief Executive Officer and Chairman

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Krablin and James M. Mitchell, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven W. Krablin	President, Chief Executive Officer and Chairman of the	July 29, 2010
Steven W. Krablin	Board and Director (Principal Executive Officer)

/s/ James M. Mitchell	Senior Vice President and Chief Financial Officer (Principal	July 29, 2010
James M. Mitchell	Financial Officer)

/s/ Jason P. Clark	Corporate Controller and Chief Accounting Officer (Principal	July 29, 2010
Jason P. Clark	Accounting Officer)

/s/ Robert L. Ayers	Director	July 29, 2010
Robert L. Ayers

/s/ Thomas R. Bates, Jr.	Director	July 29, 2010
Thomas R. Bates, Jr.

/s/ Lisa W. Rodriguez	Director	July 29, 2010
Lisa W. Rodriguez

/s/ James M. Tidwell	Director	July 29, 2010
James M. Tidwell

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	T-3 Energy Services, Inc. 2002 Stock Incentive Plan, as amended and restated effective June 14, 2010 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 16, 2010).

*5.1	Opinion of Vinson & Elkins LLP.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Vinson & Elkins LLP. (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page of this registration statement).

*	Filed herewith.